UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 4, 2017

ROCKY BRANDS, INC.

(Exact name of registrant as specifıed in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identifıcation No.)

39 East Canal Street, Nelsonville, Ohio	45764
(Address of principal executive offıces)	(Zip Code)

Registrant’s telephone number, including area code	(740) 753-1951

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A amends and supplements the information reported in Item 5.02 to the Current Report on Form 8-K dated April 4, 2017 and filed with the Securities and Exchange Commission on April 7, 2017 (the “Original Report”) regarding the appointments of William L. Jordan and Robert B. Moore, Jr. to the Board of Directors (the “Board”) of Rocky Brands, Inc. (the “Company”). Specifically, this amendment reports information concerning committee appointments for Messrs. Jordan and Moore that had not been determined at the time of the Original Report. Apart from this additional information with respect to Item 5.02, there are no changes to the disclosure in the Original Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Compensation Actions

At its meeting on May 18, 2017, the Board appointed Mr. Jordan to its Audit Committee, replacing Harley E. Rouda, Jr., and appointed Mr. Moore to its Compensation Committee, replacing Glenn E. Corlett, in each case effective immediately.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.

Date: May 22, 2017	By:	/s/ Thomas D. Robertson
Thomas D. Robertson
Chief Financial Officer

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